Exhibit 99.1

Implant Sciences Receives New Delivery Order from TSA for 1,353

Explosive Trace Detectors

WILMINGTON, Mass., Sept.15, 2016 -- Implant Sciences Corporation (OTCQB: IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, announced today that the U.S. Transportation Security Administration (TSA) has placed a delivery order for 1,353 QS-B220 Desktop Explosive Trace Detectors and ancillary supplies. The Delivery Order includes options for the TSA to purchase an additional 2,073 QS-B220’s within one year of the contract award.  The systems will be deployed at multiple airports across the country.

"Implant Sciences has developed an explosive trace detection platform that is highly valued by the security industry.  This order is another major milestone for the company and we are product that our product helps protect the traveling public in the United States. We look forward to continue our working relationship with the TSA," stated Implant Sciences' CEO, Dr. William McGann.

About the QS-B220 Desktop Explosives Trace Detector

The QS-B220 uses Ion Mobility Spectrometry (IMS) to rapidly detect and identify trace amounts of a wide variety of military, commercial, and homemade explosives. Featuring a radioactive material-free design, push-button maintenance and diagnostics, and a patented inCal™ internal automatic calibration system, the QS-B220 brings new levels of performance and convenience to desktop trace detection users with unsurpassed ease of use.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 70 countries worldwide. The company's ETDs have received approvals and certifications from several international regulatory agencies including the TSA in the U.S., ECAC in Europe, CAAC and the Ministry of Public Safety in China, Russia FSB, STAC in France, and the German Ministry of the Interior. It has also received the 2015 GSN Airport/Seaport/Border Security Award for "Best Security Checkpoint". For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any statements of employees, representatives and partners of Implant Sciences Corporation (the "Company") related thereto contain or may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions.  Such statements are based on management’s current expectations and are subject to significant risks and uncertainties (many of which are beyond the Company’s control) that could cause the Company’s actual results to differ materially from the forward-looking statements.  Such risks and uncertainties include, but are not limited to (i) the risk that the Company’s strategic initiatives referenced herein may not actually occur, or if they occur, that they will not benefit the Company’s shareholders, (ii) the risk that deployment of the Company’s devices may not occur as planned, (ii) the risk that there is no guaranty that the Transportation Security Administration (TSA) or any other U.S. or foreign government and law enforcement agencies or commercial consumers will purchase any of the Company’s explosives detection products or that any new products the Company may develop will be accepted by the TSA or by such other governments, agencies or consumers, (iii) economic, political and other risks associated with international sales and operations could adversely affect the Company’s sales, (iv) the Company’s business is subject to intense competition and rapid technological change, and the Company’s ability to generate revenue and profit will depend on its ability to develop and introduce new products and (v) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.  In light of these risks and uncertainties, readers are cautioned that actual results may differ significantly from those described or anticipated in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Contact

Implant Sciences Corporation Investor Relations

Company Contact

Glenn King

732-747-0702